UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2005
(Date of earliest event reported)

KNAPE & VOGT MANUFACTURING COMPANY
 (Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-01859 (Commission File Number)	38-0722920 (IRS Employer Identification No.)
2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive office)		49505 (Zip Code)

Registrant's telephone number, including area code: (616) 459-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1.01 Entry into a Material Definitive Agreement

(a)	Annual Incentive Plan. The Company’s Board of Directors has approved the termination of the Management Incentive Compensation Plan – Economic Value Added (“EVA”) Bonus Plan effective as of the close of business July 2, 2005, and adopted a new Annual Incentive Plan to begin July 3, 2005 for the 2006 fiscal year. This plan was based on market benchmarking data compiled by an external consulting firm.

The Annual Incentive Plan awards for key executives will be based on achievement of success on three levels of objectives: Corporate Return on Investment, business unit goals, and individual performance goals. The Corporate Return on Investment targets will be recommended by the Executive Compensation Committee and approved annually by the Board of Directors. The business unit goals and the individual performance goals will be recommended by the CEO and approved annually by the Executive Compensation Committee.

The annual incentive targets for each of the officers is shown in the table below:

Executive Officer	Title	Base Salary	Incentive Target

William R. Dutmers Leslie J. Cummings John J. Master Daniel D. Pickett Raymond N. Watson	Chief Executive Officer Vice President of Finance and Treasurer Vice President of Business Products Vice President of Home and Commercial Products President of Operations	$303,000 $135,000 $140,000 $150,000 $160,000	65% 50% 50% 50% 50%

The actual bonuses to be paid in fiscal 2006 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the approved goals.

(b)	Adoption of Supplemental Executive Retirement Plan. Effective June 29, 2005, the Pension and Profit Sharing Committee amended the Profit Sharing Plan to exclude those individuals who are eligible to participate in the Company’s Supplemental Retirement Plan. The Committee approved adoption of the Supplemental Retirement Plan (“SERP”) on the same date. The SERP is a non-qualified, unfunded plan offered to certain key officers as approved by the Board of Directors. As of June 29, 2005, the participants in the SERP were William R. Dutmers, Raymond N. Watson, Daniel D. Pickett, John J. Master and Leslie J. Cummings. Accounts maintained for plan participants will be credited with amounts equivalent to the amounts that would have been credited to their accounts under the Company’s Profit Sharing Plan. Earnings equivalent to the earnings on Profit Sharing Plan’s assets will also be credited to participants’ accounts. In addition, participants may elect to have discretionary amounts up to $25,000 per year withheld from their current compensation and credited to their SERP accounts. The SERP is in compliance with the American Jobs Creation Act of 2004.

(c)	Continuity Agreements. Effective June 30, 2005, the Company executed Management Continuity Agreements with William R. Dutmers, Raymond N. Watson, David D. Pickett, John J. Master, Leslie J. Cummings, Robert S. Knape and Timothy S. Graber. The agreements will remain in effect through the third anniversary of the date that they are signed. If a change in control of the Company occurs while such individuals are employed by the Company, those individuals will each receive a lump sum cash amount equal to annual base salary multiplied by two, along with an amount equal to a one year on-target annual bonus under the Annual Incentive Plan. William R. Dutmers also has in place an agreement that provides for the continuation of his salary and fringe benefits for a period of two years if Mr. Dutmers is terminated other than for just cause. The agreements provide that the payments under the agreements may not exceed 2.99 times the officer’s “base amount” as defined in Section 280G of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2005	KNAPE & VOGT MANUFACTURING COMPANY (Registrant) /s/ Leslie J. Cummings —————————————— Leslie J. Cummings Vice President of Finance and Treasurer